Exhibit 99.1

PRESS RELEASE
Dick’s Sporting Goods Reports Third Quarter Results:

❖	EPS Increases 43% over Last Year to $0.10, Exceeds Guidance
❖	Increases Full Year Guidance
PITTSBURGH, Pa., November 20, 2007 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the third quarter ended November 3, 2007. The results include the operating results of Golf Galaxy for 2007 from the acquisition date, but not for 2006 as Golf Galaxy was acquired on February 13, 2007.
Third Quarter Results
Net income increased 57% to $12.2 million and earnings per diluted share increased 43% to $0.10, compared to prior year net income of $7.8 million, or $0.07 per diluted share. Earnings guidance provided on August 21, 2007 was for earnings per diluted share of $0.05 — 0.06. The operating results of Golf Galaxy are included in the current period results.
Net sales for the quarter increased 18% to $838.8 million due to the opening of new stores and the inclusion of Golf Galaxy in this years’ quarterly results (which will be included in Dick’s Sporting Goods comparable store sales calculation beginning in Q2 2008), partially offset by a comparable store sales decrease of 2.5% (or a decrease of 1.0% adjusting for the shifted retail calendar). Comparable store sales at Dick’s stores were in-line with our guidance and compared to an 8.9% increase in Q3 last year. Comparable store sales for Golf Galaxy on a proforma basis decreased 2.7%, or increased 4.7% after adjusting for the shifted retail calendar.
“Our performance this quarter demonstrates once again how our emphasis on execution, combined with the strength of our business model delivers consistent financial performance. Improved margins, greater efficiencies, the strength of our golf business and strong cash flow continue to drive our earnings increases. As we head into our seasonally largest quarter, our inventory is on plan and our stores are well positioned to deliver solid results,” said Edward W. Stack, Chairman and CEO.
New Stores
In the third quarter, the Company opened 25 Dick’s Sporting Goods stores. The stores that opened in the third quarter are listed in a table later in the release under the heading “Store Count and Square Footage”.
Year-to-Date Results
Net income for the 39 weeks ended November 3, 2007 increased 82% to $81.9 million and earnings per diluted share increased 73% to $0.71, as compared to prior year net income of $44.9 million, or $0.41 per diluted share. The operating results of Golf Galaxy have been included in the results beginning with the February 13, 2007 date of acquisition.
Net sales increased 28% to $2,675.8 million due to a comparable store sales increase of 2.3% (or 1.7% adjusting for the shifted retail calendar, compared to a 7.7% increase year-to-date last year), the opening of new stores, and the inclusion of Golf Galaxy in this year’s results. Comparable store sales for Golf Galaxy on a proforma basis increased 2.2%, or 2.8% after adjusting for the shifted retail calendar.

Current 2007 Outlook
The Company’s current outlook for 2007 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.
          ❖ Full Year 2007 — (52-Week Year) Comparisons to Fiscal 2006 — (53-Week Year)
•	We are currently increasing earnings guidance for the full year. Based on an estimated 117 million diluted shares outstanding, the Company is increasing its consolidated earnings per diluted share guidance from the previous estimate of approximately $1.24 — 1.25 to the new estimate of approximately $1.29. This new guidance represents an approximate 26% increase over earnings per diluted share for the full year 2006 of $1.02 and includes the expected results of Golf Galaxy, which we continue to expect to be accretive for the year.

•	Comparable store sales for Dick’s Sporting Goods stores are expected to increase approximately 2.0% compared to a 6.0% increase last year.

•	The Company has opened 46 new Dick’s Sporting Goods stores and relocated one Dick’s Sporting Goods store, completing the new store program for Dick’s stores in 2007. The Company expects to open 16 new Golf Galaxy stores in 2007.
          ❖ Fourth Quarter 2007 — (13 weeks compared to 14 weeks last year)
•	Based on an estimated 119 million diluted shares outstanding, the Company anticipates consolidated earnings per diluted share of approximately $0.59, as compared to $0.60 in 2006. The year-over-year comparison is impacted by several factors, including the shift in the 2007 retail calendar, which positively impacted Q1 and Q2 this year and is offset in Q3 and Q4. Additionally, the year-over-year comparison is impacted by the 53rd week in fiscal 2006, which provided an extra week of operations and included the favorable impact of sales of licensed merchandise relating to the Super Bowl, which combined contributed approximately $0.05 to our 2006 earnings. Further, the inclusion of Golf Galaxy is approximately $0.04 per share dilutive in the fourth quarter of 2007.

•	Comparable store sales for Dick’s stores are expected to increase approximately 2.0%, or approximately 2.5%, adjusting for the shifted retail calendar which compares to a 2.0% increase in Q4 last year. Golf Galaxy will be included in the quarterly comparable store base beginning in Q2 2008, which will be the first full quarter following the anniversary of the date of acquisition.

•	The Company expects to open four new Golf Galaxy stores.

Conference Call Info
The Company will be hosting a conference call today at 10:00 am eastern time to discuss the third quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.
For those who cannot listen to the live broadcast, the webcast will be archived on the Company’s web site for approximately 30 days. In addition, a dial-in replay will be available shortly after the call. To listen, investors should dial (888) 286-8010 (domestic callers) or (617) 801-6888 (international callers) and enter confirmation code 14987387. The dial-in replay will be available for 30 days following the live call.
Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties are more fully described in the Company’s Annual Report on Amendment No. 1 to Form 10-K/A for the year ended February 3, 2007 as filed with the Securities and Exchange Commission on June 5, 2007. The Company disclaims any obligation and does not intend to update any forward-looking statements except as may be required by the securities laws.
The prior period EPS numbers presented in this press release have been adjusted to give effect to the two-for-one stock split, in the form of a stock dividend, which became effective on October 19, 2007 to our stockholders of record on September 28, 2007.
About Dick’s Sporting Goods, Inc.
Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of November 3, 2007, the Company operated 340 stores in 36 states primarily throughout the eastern half of the U.S. The Company also owns Golf Galaxy, a multi-channel golf specialty retailer, with 77 stores in 29 states, ecommerce websites and catalog operations.
Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page).
Contact:
Timothy E. Kullman, SVP — Chief Financial Officer or
Dennis Magulick, Director, Investor Relations
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	November 3,		October 28,
	2007	% of Sales	2006	% of Sales

Net sales	$838,831	100.00%	$708,343	100.00%
Cost of goods sold, including occupancy and distribution costs	600,168	71.55	517,008	72.99

GROSS PROFIT	238,663	28.45	191,335	27.01

Selling, general and administrative expenses	209,303	24.95	167,393	23.63
Pre-opening expenses	7,678	0.92	8,333	1.18

INCOME FROM OPERATIONS	21,682	2.58	15,609	2.20

Interest expense, net	1,725	0.21	2,617	0.37

INCOME BEFORE INCOME TAXES	19,957	2.38	12,992	1.83

Provision for income taxes	7,724	0.92	5,197	0.73

NET INCOME	$12,233	1.46%	$7,795	1.10%

EARNINGS PER COMMON SHARE:
Basic	$0.11		$0.08
Diluted	$0.10		$0.07

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	110,804		102,544
Diluted	118,305		110,874

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	39 Weeks Ended
	November 3,		October 28,
	2007	% of Sales	2006	% of Sales

Net sales	$2,675,806	100.00%	$2,087,888	100.00%
Cost of goods sold, including occupancy and distribution costs	1,894,063	70.78	1,511,490	72.39

GROSS PROFIT	781,743	29.22	576,398	27.61

Selling, general and administrative expenses	620,059	23.17	478,868	22.94
Pre-opening expenses	17,518	0.65	14,936	0.72

INCOME FROM OPERATIONS	144,166	5.39	82,594	3.96

Interest expense, net	8,560	0.32	7,772	0.37

INCOME BEFORE INCOME TAXES	135,606	5.07	74,822	3.58

Provision for income taxes	53,741	2.01	29,929	1.43

NET INCOME	$81,865	3.06%	$44,893	2.15%

EARNINGS PER COMMON SHARE:
Basic	$0.75		$0.44
Diluted	$0.71		$0.41

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	108,827		101,624
Diluted	116,092		109,946

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	November 3,	October 28,	February 3,
	2007	2006	2007
	(unaudited)	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$39,657	$35,137	$135,942
Accounts receivable, net	68,841	62,922	39,687
Income taxes receivable	294	16,100	15,671
Inventories, net	1,024,817	787,103	641,464
Prepaid expenses and other current assets	42,711	19,241	37,015
Deferred income taxes	3,888	—	—

Total current assets	1,180,208	920,503	869,779

Property and equipment, net	504,114	425,970	433,071
Construction in progress — leased facilities	13,179	22,229	13,087
Intangible assets	75,648	2,525	4,070
Goodwill	266,912	156,628	156,628
Other assets	30,544	49,930	47,630

TOTAL ASSETS	$2,070,605	$1,577,785	$1,524,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$466,679	$384,727	$286,668
Accrued expenses	216,537	190,370	190,365
Deferred revenue and other liabilities	71,296	50,461	87,798
Current portion of other long-term debt and capital leases	152	141	152

Total current liabilities	754,664	625,699	564,983

LONG-TERM LIABILITIES:
Senior convertible notes	172,500	172,500	172,500
Revolving credit borrowings	140,313	101,823	—
Other long-term debt and capital leases	8,278	8,412	8,365
Non-cash obligations for construction in progress — leased facilities	13,179	22,229	13,087
Deferred revenue and other liabilities	175,644	140,793	144,780

Total long-term liabilities	509,914	445,757	338,732

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Common stock	424	380	397
Class B common stock	132	135	134
Additional paid-in capital	406,288	256,091	302,766
Retained earnings	395,803	247,735	315,453
Accumulated other comprehensive income	3,380	1,988	1,800

Total stockholders’ equity	806,027	506,329	620,550

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,070,605	$1,577,785	$1,524,265

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	39 Weeks Ended
	November 3,	October 28,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$81,865	$44,893
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	55,567	39,378
Deferred income taxes	(12,920)	(11,109)
Stock-based compensation	22,490	18,719
Excess tax benefit from stock-based compensation	(34,606)	(11,776)
Tax benefit from exercise of stock options	4,902	996
Other non-cash items	2,084	1,951
Changes in assets and liabilities:
Accounts receivable	(24,857)	(26,944)
Inventories	(312,379)	(251,405)
Prepaid expenses and other assets	2,875	(9,546)
Accounts payable	150,745	128,303
Accrued expenses	17,068	32,353
Income taxes payable / receivable	45,220	(5,663)
Deferred construction allowances	28,388	11,694
Deferred revenue and other liabilities	(8,813)	(3,646)

Net cash provided by (used in) operating activities	17,629	(41,802)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(119,959)	(109,191)
Proceeds from sale-leaseback transactions	17,568	7,658
Payment for purchase of Golf Galaxy, net of $4,859 cash acquired	(222,095)	—

Net cash used in investing activities	(324,486)	(101,533)

CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings, net	140,313	101,823
Payments on other long-term debt and capital leases	(140)	(148)
Construction allowance receipts	8,324	12,292
Proceeds from sale of common stock under employee stock purchase plan	2,466	2,098
Proceeds from exercise of stock options	29,568	11,038
Excess tax benefit from stock-based compensation	34,606	11,776
(Decrease) increase in bank overdraft	(4,739)	3,029

Net cash provided by financing activities	210,398	141,908

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	174	—

NET DECREASE IN CASH AND CASH EQUIVALENTS	(96,285)	(1,427)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	135,942	36,564

CASH AND CASH EQUIVALENTS, END OF PERIOD	$39,657	$35,137

Supplemental disclosure of cash flow information:
Construction in progress — leased facilities	$92	$14,891
Accrued property and equipment	$(4,835)	$21,497
Cash paid for interest	$9,239	$6,905
Cash paid for income taxes	$10,346	$60,940
Stock options issued for acquisition	$9,117	$—

Store Count and Square Footage
The stores that opened during the third quarter of 2007 are as follows:

Store	Market	Store	Market

Cumming, GA	Atlanta	Opelika, AL	Auburn
Augusta, GA	Augusta	Oxford, AL	Birmingham
Carbondale, IL	Carbondale	Hilliard, OH	Columbus
Rockwall, TX	Dallas	Hurst, TX	Dallas
Galleria, TX	Dallas	Southwest Plaza, CO	Denver
Chesterfield, MI	Detroit	Hanover, PA	Harrisburg
E. York, PA	Harrisburg	Jackson, TN	Jackson
Wolfchase, TN	Memphis	Papillion, NE	Omaha
Deer Valley, AZ	Phoenix	Beaver, PA	Pittsburgh
Rochester, MN	Rochester	Sandusky, OH	Sandusky
Shreveport, LA	Shreveport	Auburn, NY	Syracuse
Wesley Chapel, FL	Tampa	Johnson City, TN	Tri Cities
Kingsport, TN	Tri Cities

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

	Q3 YTD
			Fiscal	Fiscal
			2007	2006
	Dick's			Dick's
	Sporting Goods	Golf Galaxy	Total	Sporting Goods
Beginning stores	294	65	359	255
Q1 New	15	10	25	8
Q2 New	6	2	8	5
Q3 New	25	—	25	26

Ending stores	340	77	417	294

Relocated stores	1	—	1	2

Square Footage:
(in millions)

	Dick's
	Sporting Goods	Golf Galaxy	Total
Q1 2006	15.2	0.9	16.1
Q2 2006	15.5	0.9	16.4
Q3 2006	16.7	0.9	17.6
Q4 2006	16.7	0.9	17.6

Q1 2007	17.4	1.1	18.5
Q2 2007	17.8	1.1	18.9
Q3 2007	19.0	1.2	20.2

Summary Proforma Financial Information
The following unaudited proforma summary presents information as if Golf Galaxy had been acquired at the beginning of the periods presented.
Proforma Results for 13 and 39 Weeks Ended October 28, 2006 — Unaudited (1)
(In thousands, except per share amounts)

	Dick's
13 Weeks Ended	Sporting Goods	Golf Galaxy	Consolidated

Net Sales	$708,343	$59,530	$767,873

Net Income (loss)	7,795	(508)	7,287

Basic earnings per share	$0.08		$0.07

Diluted earnings per share	$0.07		$0.07

Weighted Average Common Shares Outstanding
Basic	102,544	—	102,544
Diluted	110,874	—	110,874

	Dick's
39 Weeks Ended	Sporting Goods	Golf Galaxy	Consolidated

Net Sales	$2,087,888	$223,829	$2,311,717

Net Income	44,893	3,948	48,841

Basic earnings per share	$0.44		$0.48

Diluted earnings per share	$0.41		$0.44

Weighted Average Common Shares Outstanding
Basic	101,624	—	101,624
Diluted	109,946	—	109,946
(1) The unaudited proforma results present information as if Golf Galaxy had been acquired at the beginning of the periods. The proforma amounts include certain reclassifications to Golf Galaxy amounts to conform them to the Company’s reporting calendar, an increase in pre-tax interest expense for the 13 and 39 weeks ended of $2,952 and $8,572 respectively, to reflect the increase in borrowings under the amended credit facility to finance the acquisition as if it had occurred at the beginning of the periods and use of the statutory tax rate of the Company in effect during the periods presented to determine net income. The proforma amounts do not reflect any benefits from economies which might be achieved from combining the operations. The proforma information does not necessarily reflect the actual results that would have occurred had the companies been combined during the periods presented, nor is it necessarily indicative of the future results of operations of the combined companies.

Non-GAAP Financial Measures
The Company has provided non-GAAP financial information in this earnings release which includes comparable store sales as if Golf Galaxy had been acquired at the beginning of the periods presented. The proforma financial information is considered non-GAAP and is not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management and investors can use to compare core, operating results between reporting periods. These non-GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page). The Company’s website is not part of this press release.
Proforma Comparable Store Sales

	Dick's
	Sporting Goods	Golf Galaxy	Consolidated

13 weeks ended October 28, 2006	8.9%	3.7%	8.6%

13 weeks ended November 3, 2007	-2.5%	-2.7%	-2.5%

39 weeks ended October 28, 2006	7.7%	0.8%	7.1%

39 weeks ended November 3, 2007	2.3%	2.2%	2.3%
The proforma comparable store sales present information as if Golf Galaxy had been acquired at the beginning of the periods presented. The sales have been adjusted to conform to the Company’s reporting calendar and method of reporting comparable sales. Golf Galaxy will be included in the quarterly comparable store base beginning in Q2 2008, which will be the first full quarter following the anniversary of the date of acquisition.

EBITDA
EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

	13 Weeks Ended
	November 3,	October 28,
EBITDA	2007	2006
	(dollars in thousands)

Net income	$12,233	$7,795
Provision for income taxes	7,724	5,197
Interest expense, net	1,725	2,617
Depreciation and amortization	17,531	13,132

EBITDA	$39,213	$28,741

% increase in EBITDA	36%

	39 Weeks Ended
	November 3,	October 28,
EBITDA	2007	2006
	(dollars in thousands)

Net income	$81,865	$44,893
Provision for income taxes	53,741	29,929
Interest expense, net	8,560	7,772
Depreciation and amortization	55,567	39,378

EBITDA	$199,733	$121,972

% increase in EBITDA	64%
Reconciliation of Gross Capital Expenditures to Capital Expenditures
The following table represents a reconciliation of the Company’s gross capital expenditures to its capital expenditures, net of tenant allowances.

	39 Weeks Ended
	November 3,	October 28,
	2007	2006
	(dollars in thousands)

Gross capital expenditures	$(119,959)	$(109,191)
Proceeds from sale-leaseback transactions	17,568	7,658
Changes in deferred construction allowances	28,388	11,694
Construction allowance receipts	8,324	12,292

Net capital expenditures	$(65,679)	$(77,547)